Exhibit 99.(a-9)


                          THE ALGER INSTITUTIONAL FUNDS

                           CERTIFICATE OF DESIGNATION

                       ALGER TECHNOLOGY INSTITUTIONAL FUND
                   ALGER CORE FIXED-INCOME INSTITUTIONAL FUND



         The undersigned, being the Secretary of The Alger Institutional Funds (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated July 14, 1993, as amended to date (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on December 6, 2005 the Declaration of Trust is amended as follows:

         (1) ADDITIONAL PORTFOLIOS. There is hereby established and designated the Alger Technology Institutional Fund and the Alger Core Fixed-Income Institutional Fund (hereinafter referred to singly as a "Portfolio"). The beneficial interest in each Portfolio shall be divided into Shares having a nominal or par value of one mill ($.001) per Share, of which an unlimited number may be issued, which Shares shall represent interests only in the particular Portfolio and shall be divided into two classes, which are hereby designated Class I Shares and Class R Shares. The Trustees shall have authority from time to time to authorize additional Series or Classes of Shares for each Portfolio (each of which Series or Classes shall represent interests only in its particular Portfolio), as they deem necessary and desirable. The Shares of each Portfolio, and the Series and Classes thereof, shall have the additional relative rights and preferences, shall be subject to the liabilities, shall have the other characteristics, and shall be subject to the powers of the Trustees, all as set forth in ARTICLE VI of the Declaration of Trust, as from time to time in effect. Without limitation of the foregoing sentence, each Share of such Series representing the beneficial interest of each Portfolio shall be redeemable, shall be entitled to one vote, or a ratable fraction of one vote in respect of a fractional Share, as to matters on which Shares of such Series shall be entitled to vote, and shall represent a share of the beneficial interest of its particular Portfolio, all as provided in the Declaration of Trust.

         (2) AMENDMENT, ETC. Subject to the provisions and limitations of
Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), PROVIDED THAT, if any amendment adversely affects the rights of the Shareholders of a Portfolio, such amendment shall be adopted by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 of the Declaration of Trust of the holders of a majority of all the Shares of the Portfolio outstanding and entitled to vote.

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         (3) INCORPORATION OF DEFINED TERMS. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filed with the Secretary of The Commonwealth of Massachusetts.

         The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned has set his hand and seal this 27th day of February, 2006.



                                               /s/
                                          ---------------------------
                                          Hal Liebes
                                          Secretary








                                      -2-

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                                 ACKNOWLEDGEMENT

State of New Jersey        )
                           ) : ss
County of  Hudson          )

                                                   February 27, 2006



         Then personally appeared the above named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

         Before me,

                                 /s/ BARBARA C. MARTIN-HART
                                 ------------------------------------
                                 Notary Public
                                 My Commission Expires: JULY 21, 2008